Exhibit 99.1

Horizon Therapeutics plc Reports Record Second-Quarter 2021 Financial Results; Increasing Full-Year 2021 Net Sales and Adjusted EBITDA Guidance

— Record Second-Quarter 2021 Net Sales of $832.5 Million Increased 80 Percent;

Second-Quarter 2021 GAAP Net Income of $158.1 Million; Adjusted EBITDA of $366.9 Million —

— Record TEPEZZA® (teprotumumab-trbw) Second-Quarter 2021 Net Sales of $453.3 Million Driven by Strong Demand and Relaunch Execution; Increasing Full-Year 2021 Net Sales Guidance to Greater Than

$1.550 Billion and Expect Fourth-Quarter Year-Over-Year Growth of More Than 50 Percent —

— Record KRYSTEXXA® (pegloticase injection) Second-Quarter 2021 Net Sales of $130.3 Million

Increased 73 Percent; KRYSTEXXA Plus Immunomodulation Now at More Than 40 Percent —

— Increasing Full-Year 2021 Net Sales Guidance to $3.025 Billion to $3.125 Billion, Representing

40 Percent Growth at the Midpoint; Increasing Full-Year 2021 Adjusted EBITDA Guidance to

$1.26 Billion to $1.30 Billion, Representing 28 Percent Growth at the Midpoint —

— Advancing Pipeline to Drive Long-Term Growth; Entered into Agreement with Arrowhead to

Develop a Next-Generation Gout Medicine; Initiated Three Clinical Trials —

— Acquired Biologics Drug Product Manufacturing Facility to Support Growth of

On-Market Medicines and Development-Stage Biologics —

— Hosting Virtual R&D Day on Sept. 29, 2021 —

DUBLIN – Aug. 4, 2021 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced record second-quarter 2021 financial results and increased both its full-year 2021 net sales and adjusted EBITDA guidance.

“Driving our record second-quarter performance was our highly successful TEPEZZA relaunch, which allowed Thyroid Eye Disease patients to rapidly access therapy and resulted in an increase in our full-year expectations,” said Tim Walbert, chairman, president and chief executive officer, Horizon. “Our increased full-year net sales and adjusted EBITDA guidance represents strong double-digit year-over-year growth driven by TEPEZZA, KRYSTEXXA and our other rare disease medicines, where we are seeing continued strong underlying demand given the significant benefits our medicines provide to patients. We also initiated three clinical trials and acquired a biologics drug product manufacturing facility to support our strategy to maximize our key growth drivers, expand our pipeline and build a global presence. Horizon remains one of the fastest-growing biotechnology companies, underscoring our commitment to generate value for patients and our shareholders.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q2 21	Q2 20	% Change	YTD 21	YTD 20	% Change
Net sales	$832.5	$462.8	80	$1,175.0	$818.7	44
Net income (loss)	158.1	(80.0)	298	34.8	(93.6)	137
Non-GAAP net income	381.4	83.8	355	388.8	167.0	133
Adjusted EBITDA	366.9	190.7	92	412.7	297.9	39

Earnings (Loss) per share - diluted	0.67	(0.42)	261	0.15	(0.49)	131
Non-GAAP earnings per share - diluted	1.62	0.40	305	1.66	0.80	108

Second Quarter and Recent Company Highlights

•

Strong TEPEZZA Relaunch Exceeded Expectations: In April, the Company resumed supplying the market with TEPEZZA following a supply disruption that began in December 2020 due to U.S.-government-mandated COVID-19 vaccine orders. Second-quarter net sales of $453.3 million exceeded expectations, and today, the Company increased its TEPEZZA full-year 2021 net sales guidance to greater than $1.550 billion from greater than $1.275 billion on continued strong new patient demand. In May, the Company resumed its unbranded television campaign and launched its first branded TEPEZZA television campaign, which is expected to drive broader reach and awareness of Thyroid Eye Disease (TED) and TEPEZZA, motivating patients to seek treatment more quickly.

•

Entered into Agreement with Arrowhead to Develop Next-Generation Gout Medicine: In June, the Company entered into an agreement with Arrowhead Pharmaceuticals Inc., for a discovery-stage investigational RNA interference (RNAi) therapeutic targeting xanthine dehydrogenase (XDH) as a potential treatment for people with uncontrolled gout. Gout is a serious and painful form of arthritis that is caused by excess serum uric acid in the blood and XDH represents a clinically validated target that is the primary source of serum uric acid. There are more than nine million gout patients in the United States, and a meaningful portion of the patients treated do not respond sufficiently to conventional therapies.

•

Acquired Biologics Manufacturing Facility in Waterford, Ireland: In July, the Company completed the acquisition of a biologics drug product manufacturing facility from EirGen Pharma in Waterford, Ireland. The Company intends to use the manufacturing facility to support the growth of the Company’s on-market medicines, including TEPEZZA, KRYSTEXXA and UPLIZNA® (inebilizumab-cdon), as well as development-stage biologics.

•

New Chronic TED Data Published: Data published from two recent independent physician case studies of 40 chronic TED patients who showed benefit after treatment with TEPEZZA were published in Eye, the official journal for the Royal College of Ophthalmologists, and Orbit, the International Journal on Orbital Disorders, Oculoplastic and Lacrimal Surgery. These case studies add to the growing body of evidence supporting the use of TEPEZZA in chronic TED patients.

•	Initiated Enrollment in Three Clinical Trials:

•

In May, the first patient was enrolled in an open-label trial to evaluate KRYSTEXXA plus methotrexate in patients who were not complete responders to treatment with KRYSTEXXA monotherapy. Patients who were not complete responders to KRYSTEXXA monotherapy have limited options available to address their uncontrolled gout, which is gout refractory to conventional therapies.

•

In June, the first patient was enrolled in a Phase 2 randomized, placebo-controlled trial to evaluate HZN-7734 in patients with moderate to severe active systemic lupus erythematosus (SLE), a disease in which the body’s immune system attacks its own tissues and organs.

•	In July, the first patient was enrolled in a Phase 1 trial to evaluate HZN-1116 in patients with autoimmune diseases.

•

Hosting Virtual R&D Day in September for Investors and Analysts: The Company will host a virtual R&D Day on Sept. 29, featuring presentations from the Company’s R&D leadership team and key opinion leaders with a focus on the Company’s expanded pipeline.

•

Presented New UPLIZNA Data at Medical Meetings: The Company participated in several key medical meetings in the quarter, highlighting new UPLIZNA data. In April, new end-of-study data from the open-label extension period of the pivotal Phase 3 trial in patients with neuromyelitis optica spectrum disorder (NMOSD) were presented at the American Academy of Neurology’s 73rd Annual Meeting. The data demonstrated that UPLIZNA was generally well-tolerated for at least four years, and that long-term UPLIZNA treatment provided a sustained reduction in NMOSD attack risk from baseline, regardless of the time of treatment initiation. The Company also presented three oral sessions on UPLIZNA at the 7th Congress of the European Academy of Neurology (EAN) in June. Additionally, a new analysis of the pivotal Phase 3 trial demonstrating that the medicine consistently reduced the risk of worsening disability in people living with NMOSD was published in the May issue of Neurology Neuroimmunology & Neuroinflammation.

•

Received Multiple Best Workplace Awards: During the second quarter, the Company received four workplace recognitions reflecting the high engagement of its employees. In April, the Company was named one of Fortune’s “100 Best Companies to Work For” in the United States for the first time and was placed on Crain’s Chicago Business’ 2021 “Best Places to Work in Chicago” list for the sixth consecutive year. In May, Great Place to Work® named the Company to the “Best Workplaces in Chicago” list for the fifth consecutive year. In July, Fortune and Great Place to Work named the Company to the “Best Workplaces for Millennials™” list for the second consecutive year and the Company was the highest ranked biotechnology company on the list.

Key Clinical Development Programs

•	TEPEZZA, an insulin-like growth factor type 1 receptor (IGF-1R) antagonist monoclonal antibody.

•	Chronic TED Trial: Phase 4 randomized, placebo-controlled trial to evaluate TEPEZZA in chronic TED expected to initiate in the coming weeks.

•	Subcutaneous (SC) Administration: Phase 1 pharmacokinetic trial underway to explore SC administration of TEPEZZA.

•	Diffuse Cutaneous Systemic Sclerosis Exploratory Trial: Phase 1 exploratory trial to evaluate TEPEZZA in dcSSc expected to initiate in the third quarter of 2021.

•	KRYSTEXXA, a recombinant uricase enzyme that converts urate into a water-soluble liquid, allantoin, that can be easily excreted from the body.

•

MIRROR Randomized Controlled Trial: Phase 4 randomized, placebo-controlled trial underway to evaluate KRYSTEXXA plus methotrexate to increase the complete response rate in patients with uncontrolled gout.

•	PROTECT Trial: Phase 4 open-label trial underway to evaluate KRYSTEXXA to improve management of uncontrolled gout in kidney transplant patients.

•

Shorter Infusion Duration Trial: Phase 4 open-label trial underway to evaluate the impact of administering KRYSTEXXA plus methotrexate over a shorter infusion duration in patients with uncontrolled gout.

•	Monthly Dosing Trial: Phase 4 open-label trial underway to evaluate monthly dosing of KRYSTEXXA plus methotrexate in patients with uncontrolled gout.

•	Retreatment Trial: Phase 4 open-label trial initiated in May 2021 to evaluate KRYSTEXXA plus methotrexate in patients who were not complete responders to KRYSTEXXA monotherapy.

•	UPLIZNA, an anti-CD19 humanized monoclonal antibody that depletes B cells, including the pathogenic cells that produce autoantibodies.

•

Myasthenia Gravis Trial: Phase 3 randomized, placebo-controlled trial underway to evaluate UPLIZNA in patients with myasthenia gravis, a chronic, rare, autoimmune neuromuscular disease that affects voluntary muscles, especially those that control the eyes, mouth, throat and limbs.

•

IgG4-Related Disease Trial: Phase 3 randomized, placebo-controlled trial underway to evaluate UPLIZNA in patients with IgG4-related disease, which is a group of disorders marked by tumor-like swelling and fibrosis of affected organs, such as the pancreas, salivary glands and kidneys.

•	Kidney Transplant Desensitization Trial: Phase 2 open-label trial underway to evaluate UPLIZNA, HZN-4920 or both in highly-sensitized patients waiting for a kidney transplant.

•	HZN-825, an oral lysophosphatidic acid receptor 1 (LPAR1) antagonist that prevents gene activation.

•	Diffuse Cutaneous Systemic Sclerosis Trial: Pivotal Phase 2b trial to evaluate HZN-825 in diffuse cutaneous systemic sclerosis expected to initiate in the third quarter of 2021.

•

Interstitial Lung Disease Trial: Pivotal Phase 2b trial to evaluate HZN-825 in idiopathic pulmonary fibrosis, the most common form of interstitial lung disease, expected to initiate in the third quarter of 2021.

•

HZN-4920, a CD40 ligand antagonist that blocks T cell interaction with the CD40-expressing B cells, disrupting the overactivation of the CD40 ligand co-stimulatory pathway. Several autoimmune diseases are associated with the overactivation of this pathway.

•

Sjögren’s Syndrome Trial: Phase 2b randomized, placebo-controlled trial underway to evaluate HZN-4920 in patients with Sjögren’s syndrome, a chronic, systemic autoimmune condition that impacts exocrine glands, including the salivary and tear glands.

•	Rheumatoid Arthritis Trial: Phase 2 randomized, placebo-controlled trial underway to evaluate HZN-4920 in patients with rheumatoid arthritis.

•	Kidney Transplant Rejection Trial: Phase 2 open-label trial underway to evaluate HZN-4920 in kidney transplant rejection patients.

•

HZN-7734, an anti-ILT7 human monoclonal antibody that depletes certain dendritic cells. Depleting these cells may interrupt the cycle of inflammation that causes tissue damage in diseases such as lupus, and a variety of other autoimmune conditions.

•

SLE Trial: Phase 2 randomized, placebo-controlled trial initiated in June 2021 to evaluate HZN-7734 in patients with SLE, a disease in which the body’s immune system attacks its own tissues and organs.

•	HZN-1116 Autoimmune Disease Trial: Phase 1 trial initiated in July 2021 to evaluate HZN-1116, a monoclonal antibody, in patients with autoimmune diseases.

Second-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Second-quarter 2021 net sales were $832.5 million, an increase of 80 percent compared to the second quarter of 2020.

•

Gross Profit: Under U.S. GAAP, the second-quarter 2021 gross profit ratio was 75.9 percent compared to 73.7 percent in the second quarter of 2020. The non-GAAP gross profit ratio in the second quarter of 2021 was 87.7 percent compared to 88.4 percent in the second quarter of 2020.

•

Operating Expenses: Research and development (R&D) expenses were 16.8 percent of net sales and selling, general and administrative (SG&A) expenses were 42.7 percent of net sales. Non-GAAP R&D expenses were 9.7 percent of net sales, and non-GAAP SG&A expenses were 33.8 percent of net sales.

•	Income Tax Benefit: In the second quarter of 2021, income tax benefit on a GAAP and non-GAAP basis was $42.5 million and $35.6 million, respectively.

•	Net Income: On a GAAP basis in the second-quarter of 2021, net income was $158.1 million.

Second-quarter 2021 non-GAAP net income was $381.4 million.

•	Adjusted EBITDA: Second-quarter 2021 adjusted EBITDA was $366.9 million.

•

Earnings (Loss) per Share: On a GAAP basis, diluted earnings per share in the second quarter of 2021 was $0.67. GAAP loss per share in the second quarter of 2020 was $0.42. Non-GAAP diluted earnings per share in the second quarter of 2021 and 2020 were $1.62 and $0.40, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the second quarter of 2021 were 235.2 million.

Second-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments, the orphan segment and the inflammation segment. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan Segment

(in millions except for percentages)	Q2 21	Q2 20	% Change	YTD 21	YTD 20	% Change
TEPEZZA®	453.3	165.9	173	455.3	189.4	140
KRYSTEXXA®	130.3	75.2	73	237.1	168.5	41
RAVICTI®(1)	68.4	65.6	4	141.3	126.7	12
PROCYSBI®	49.8	41.4	20	93.1	79.7	17
ACTIMMUNE®	27.8	28.3	(2)	56.5	54.8	3
UPLIZNA®(2)	14.5	—	NM	16.3	—	NM
BUPHENYL®(1)	2.2	2.8	(24)	3.9	5.2	(24)
QUINSAIRTM	0.2	0.1	280	0.5	0.3	58

Orphan Net Sales	$746.5	$379.3	97	$1,004.0	$624.6	61

Orphan Segment Operating Income	$321.2	$151.5	112	$322.3	$205.9	57

(1)

On Oct. 27, 2020, the Company sold its rights to develop and commercialize RAVICTI and BUPHENYL in Japan to Medical Need Europe AB, part of the Immedica Group. The Company has retained the rights to RAVICTI and BUPHENYL in North America.

(2)	UPLIZNA was acquired on March 15, 2021.

•

Second-quarter 2021 net sales of the orphan segment, the Company’s strategic growth segment, were $746.5 million, an increase of 97 percent over the prior year’s quarter, driven by the strong relaunch execution of TEPEZZA, as well as strong year-over-year growth of KRYSTEXXA, RAVICTI and PROCYSBI. The orphan segment represented 90 percent of total second-quarter net sales.

•

KRYSTEXXA second-quarter 2021 net sales increased 73 percent year-over-year driven by increased adoption of KRYSTEXXA plus immunomodulation, which now exceeds 40 percent. In addition, the Company continues to see strong uptake of KRYSTEXXA from both rheumatologists and nephrologists.

•	Second-quarter 2021 orphan segment operating income was $321.2 million, which includes additional investment associated with TEPEZZA, UPLIZNA and the Company’s pipeline programs.

Inflammation Segment

(in millions except for percentages)	Q2 21	Q2 20	% Change	YTD 21	YTD 20	% Change
PENNSAID 2%®	48.9	35.0	40	94.8	76.6	24
DUEXIS®	22.1	27.8	(20)	41.6	59.1	(30)
RAYOS®	13.4	14.5	(7)	28.7	32.7	(12)
VIMOVO®(1)	1.6	6.2	(75)	5.9	25.7	(77)

Inflammation Net Sales	$86.0	$83.5	3	$171.0	$194.1	(12)

Inflammation Segment Operating Income	$46.8	$38.1	23	$89.4	$90.0	(1)

(1)	On Feb. 27, 2020, Dr. Reddy’s Laboratory initiated an at-risk launch of generic VIMOVO in the United States.

•	Second-quarter 2021 net sales of the inflammation segment were $86.0 million, and segment operating income was $46.8 million.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis, operating cash flow in the second quarter of 2021 was $89.4 million. Non-GAAP operating cash flow was $146.7 million.

•	As of June 30, 2021, the Company had cash and cash equivalents of $812.3 million.

•	As of June 30, 2021, the total principal amount of debt outstanding was $2.614 billion, and the gross-debt-to-last-12-months adjusted EBITDA leverage ratio was 2.3 times.

2021 Guidance

The Company now expects full-year 2021 net sales to range between $3.025 billion and $3.125 billion, representing 40 percent growth at the midpoint and an increase from the previous range of $2.75 billion and $2.85 billion. The company now expects TEPEZZA full-year 2021 net sales of greater than $1.550 billion with year-over-year growth of more than 50 percent in the fourth quarter, compared to the previous guidance of greater than $1.275 billion. The Company continues to expect KRYSTEXXA full-year 2021 net sales of greater than $500 million. Full-year 2021 adjusted EBITDA is now expected to range between $1.26 billion and $1.30 billion, representing 28 percent growth at the midpoint and an increase from the previous guidance range of $1.02 billion and $1.06 billion.

Webcast

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon

Horizon is focused on the discovery, development and commercialization of medicines that address critical needs for people impacted by rare, autoimmune and severe inflammatory diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit www.horizontherapeutics.com and follow us on Twitter, LinkedIn, Instagram and Facebook.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax benefit and tax rate and non-GAAP operating cash flow, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, gain or loss from divestiture, gain or loss from sale of assets, upfront, progress and milestone payments related to license and collaboration agreements, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, the income tax effect on pre-tax non-GAAP adjustments and other non-GAAP income tax adjustments, as well as non-cash items such as share-based compensation, depreciation and amortization, non-cash interest expense, long-lived asset impairment charges and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2021 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2021 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2021 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods, including potential growth in net sales of certain of Horizon’s medicines; development, manufacturing and commercialization plans; expected timing of clinical trials, studies and regulatory submissions; potential market opportunity for and benefits of Horizon’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; impacts of the COVID-19 pandemic and actions taken to slow its spread, including impacts on supplies and net sales of Horizon’s medicines and potential delays in clinical trials; the fact that Horizon’s full-year 2021 net sales, adjusted EBITDA and TEPEZZA net sales guidance and the expected timing of certain TEPEZZA clinical trials assume that future committed manufacturing slots for TEPEZZA are not cancelled and are run successfully, which could be impacted by additional government-mandated COVID-19 vaccine production orders and other risks associated with the manufacture of biologic medicines; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies, including its manufacturing and global expansion strategy; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizontherapeutics.com	ray@gordonmrm.ie

Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$832,548	$462,779	$1,174,954	$818,688
Cost of goods sold	200,995	121,515	301,363	218,931

Gross profit	631,553	341,264	873,591	599,757

OPERATING EXPENSES:
Research and development	139,834	81,068	197,527	108,277
Selling, general and administrative	355,204	222,332	687,196	470,107
Impairment of long-lived assets	—	—	12,371	—
Gain on sale of asset	(2,000)	—	(2,000)	—

Total operating expenses	493,038	303,400	895,094	578,384

Operating income (loss)	138,515	37,864	(21,503)	21,373

OTHER EXPENSE, NET:
Interest expense, net	(22,581)	(18,571)	(36,041)	(35,915)
Loss on debt extinguishment	—	(17,254)	—	(17,254)
Foreign exchange (loss) gain	(39)	283	(887)	1,059
Other (expense) income, net	(262)	632	2,962	1,074

Total other expense, net	(22,882)	(34,910)	(33,966)	(51,036)

Income (loss) before (benefit) expense for income taxes	115,633	2,954	(55,469)	(29,663)
(Benefit) expense for income taxes	(42,484)	82,964	(90,235)	63,938

Net income (loss)	$158,117	$(80,010)	$34,766	$(93,601)

Net income (loss) per ordinary share - basic	$0.70	$(0.42)	$0.15	$(0.49)

Weighted average ordinary shares outstanding - basic	225,119,684	192,705,535	224,523,538	191,426,864

Net income (loss) per ordinary share - diluted	$0.67	$(0.42)	$0.15	$(0.49)

Weighted average ordinary shares outstanding - diluted	235,191,860	192,705,535	234,719,830	191,426,864

Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$812,319	$2,079,906
Restricted cash	3,839	3,573
Accounts receivable, net	735,433	659,701
Inventories, net	258,676	75,283
Prepaid expenses and other current assets	365,113	251,945

Total current assets	2,175,380	3,070,408

Property and equipment, net	220,142	189,037
Developed technology and other intangible assets, net	3,119,709	1,782,962
In-process research and development	880,000	—
Goodwill	1,069,031	413,669
Deferred tax assets, net	610,559	560,841
Other assets	132,595	55,699

Total assets	$8,207,416	$6,072,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$51,947	$37,710
Accrued expenses and other current liabilities	478,499	485,567
Accrued trade discounts and rebates	306,364	352,463
Long-term debt - current portion	16,000	—

Total current liabilities	852,810	875,740

LONG-TERM LIABILITIES:
Long-term debt, net	2,560,444	1,003,379
Deferred tax liabilities, net	549,078	66,474
Other long-term liabilities	171,448	101,672

Total long-term liabilities	3,280,970	1,171,525

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 shares authorized at June 30, 2021 and December 31, 2020; 226,099,787 and 221,721,674 shares issued at June 30, 2021 and December 31, 2020, respectively; and 225,715,421 and 221,337,308 shares outstanding at June 30, 2021 and December 31, 2020, respectively	22	22
Treasury stock, 384,366 ordinary shares at June 30, 2021 and December 31, 2020	(4,585)	(4,585)
Additional paid-in capital	4,260,337	4,245,945
Accumulated other comprehensive loss	(1,018)	(145)
Accumulated deficit	(181,120)	(215,886)

Total shareholders’ equity	4,073,636	4,025,351

Total liabilities and shareholders’ equity	$8,207,416	$6,072,616

Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$158,117	$(80,010)	$34,766	$(93,601)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	91,916	73,655	162,736	139,396
Equity-settled share-based compensation	54,424	27,057	115,590	83,478
Acquired in-process research and development expense	46,500	47,517	46,500	47,517
Loss on debt extinguishment	—	17,254	—	17,254
Impairment of long-lived assets	—	—	12,371	—
Amortization of debt discount and deferred financing costs	1,467	5,248	2,240	10,817
Gain on sale of asset	(2,000)	—	(2,000)	—
Deferred income taxes	10,656	(2,479)	(18,115)	(4,561)
Foreign exchange and other adjustments	1,988	851	(3,452)	661
Changes in operating assets and liabilities:
Accounts receivable	(292,589)	(118,256)	(68,014)	(135,125)
Inventories	(18,053)	2,101	(31,713)	(12,343)
Prepaid expenses and other current assets	(29,548)	4,543	(95,123)	(20,410)
Accounts payable	9,313	55,004	10,306	83,555
Accrued trade discounts and rebates	(19,277)	(47,781)	(48,013)	(177,721)
Accrued expenses and other current liabilities	87,322	109,592	(24,641)	81,505
Other non-current assets and liabilities	(10,834)	5,305	(7,764)	16,586

Net cash provided by operating activities	89,402	99,601	85,674	37,008

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(13,922)	(966)	(32,255)	(119,970)
Payments for long-term investments, net	(3,770)	—	(7,578)	—
Payments for acquisition, net of cash acquired	(67,972)	(157,105)	(2,775,330)	(262,305)
Change in escrow deposit for property purchase	—	—	—	6,000

Net cash used in investing activites	(85,664)	(158,071)	(2,815,163)	(376,275)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from term loans	(2,619)	—	1,574,993	—
Repayment of term loans	(4,000)	—	(4,000)	—
Proceeds from the issuance of ordinary shares in conjunction with ESPP program	11,482	7,979	11,482	7,979
Proceeds from the issuance of ordinary shares in connection with stock option exercises	7,996	18,837	27,839	25,887
Payment of employee withholding taxes relating to share-based awards	(13,387)	(6,345)	(141,648)	(53,009)

Net cash (used in) provided by financing activities	(528)	20,471	1,468,666	(19,143)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(2,500)	1,424	(6,498)	58

Net increase (decrease) in cash, cash equivalents and restricted cash	710	(36,575)	(1,267,321)	(358,352)
Cash, cash equivalents and restricted cash, beginning of the period(1)	815,448	758,262	2,083,479	1,080,039

Cash, cash equivalents and restricted cash, end of the period(1)	$816,158	$721,687	$816,158	$721,687

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net income (loss)	$158,117	$(80,010)	$34,766	$(93,601)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	29,830	47,103	78,938	47,097
Restructuring and realignment costs	930	—	7,023	—
Amortization and step-up:
Intangible amortization expense	88,523	66,749	154,892	125,324
Inventory step-up expense	7,091	—	8,002	—
Amortization of debt discount and deferred financing costs	1,467	5,248	2,240	10,817
Impairment of long-lived assets	—	1,072	12,371	1,072
Gain on sale of asset	(2,000)	—	(2,000)	—
Share-based compensation	54,424	27,057	115,590	83,478
Depreciation	3,393	6,907	7,844	14,072
Upfront, progress and milestone payments related to license and collaboration agreements	46,500	3,000	49,500	3,000
Fees related to refinancing activities	—	—	—	54
Loss on debt extinguishment	—	17,254	—	17,254
Drug substance harmonization costs	—	—	—	290

Total of pre-tax non-GAAP adjustments	230,158	174,390	434,400	302,458
Income tax effect of pre-tax non-GAAP adjustments	(37,747)	(25,797)	(111,251)	(57,059)
Other non-GAAP income tax adjustments	30,881	15,210	30,881	15,210

Total of non-GAAP adjustments	223,292	163,803	354,030	260,609

Non-GAAP net income	$381,409	$83,793	$388,796	$167,008

Non-GAAP Earnings Per Share:
Weighted average ordinary shares - Basic	225,119,684	192,705,535	224,523,538	191,426,864

Non-GAAP Earnings Per Share - Basic:
GAAP earnings (loss) per share - Basic	$0.70	$(0.42)	$0.15	$(0.49)
Non-GAAP adjustments	0.99	0.85	1.58	1.36

Non-GAAP earnings per share - Basic	$1.69	$0.43	$1.73	$0.87

Non-GAAP Net Income	$381,409	$83,793	$388,796	$167,008
Effect of assumed exchange of Exchangeable Senior Notes, net of tax	—	1,692	—	3,567

Numerator - non-GAAP net income	$381,409	$85,485	$388,796	$170,575

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	225,119,684	192,705,535	224,523,538	191,426,864
Ordinary share equivalents	10,072,176	21,838,670	10,196,292	22,084,476

Denominator - weighted average ordinary shares – Diluted	235,191,860	214,544,205	234,719,830	213,511,340

Non-GAAP Earnings Per Share - Diluted
GAAP earnings (loss) per share - Diluted	$0.67	$(0.42)	$0.15	$(0.49)
Non-GAAP adjustments	0.95	0.85	1.51	1.36
Diluted earnings per share effect of ordinary share equivalents	—	(0.03)	—	(0.07)

Non-GAAP earnings per share - Diluted	$1.62	$0.40	$1.66	$0.80

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net income (loss)	$158,117	$(80,010)	$34,766	$(93,601)
Depreciation	3,393	6,907	7,844	14,072
Amortization and step-up:
Intangible amortization expense	88,523	66,749	154,892	125,324
Inventory step-up expense	7,091	—	8,002	—
Interest expense, net (including amortization of debt discount and deferred financing costs)	22,581	18,571	36,041	35,915
(Benefit) expense for income taxes	(42,484)	82,964	(90,235)	63,938

EBITDA	$237,221	$95,181	$151,310	$145,648

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	29,830	47,103	78,938	47,097
Restructuring and realignment costs	930	—	7,023	—
Impairment of long-lived assets	—	1,072	12,371	1,072
Gain on sale of asset	(2,000)	—	(2,000)	—
Share-based compensation	54,424	27,057	115,590	83,478
Upfront, progress and milestone payments related to license and collaboration agreements	46,500	3,000	49,500	3,000
Fees related to refinancing activities	—	—	—	54
Loss on debt extinguishment	—	17,254	—	17,254
Drug substance harmonization costs	—	—	—	290

Total of other non-GAAP adjustments	129,684	95,486	261,422	152,245

Adjusted EBITDA	$366,905	$190,667	$412,732	$297,893

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP operating income (loss)	$138,515	$37,864	$(21,503)	$21,373
Non-GAAP adjustments:
Acquisition/divestiture-related costs	30,626	46,988	80,017	47,272
Restructuring and realignment costs	930	—	7,023	—
Amortization and step-up:
Intangible amortization expense	88,523	66,749	154,892	125,324
Inventory step-up expense	7,091	—	8,002	—
Impairment of long-lived assets	—	1,072	12,371	1,072
Gain on sale of asset	(2,000)		(2,000)
Share-based compensation	54,424	27,057	115,590	83,478
Depreciation	3,393	6,907	7,844	14,072
Upfront, progress and milestone payments related to license and collaboration agreements	46,500	3,000	49,500	3,000
Fees related to refinancing activities	—	—	—	54
Drug substance harmonization costs	—	—	—	290

Total of non-GAAP adjustments	229,487	151,773	433,239	274,562

Non-GAAP operating income	$368,002	$189,637	$411,736	$295,935

Orphan segment operating income	321,235	151,541	322,289	205,897
Inflammation segment operating income	46,767	38,096	89,447	90,038

Total segment operating income	$368,002	$189,637	$411,736	$295,935

Foreign exchange (loss) gain	(39)	283	(887)	1,059
Other (expense) income, net	(1,058)	747	1,883	899

Adjusted EBITDA	$366,905	$190,667	$412,732	$297,893

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Non-GAAP Gross Profit:
GAAP gross profit	$631,553	$341,264	$873,591	$599,757
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	(76)	—	129	—
Intangible amortization expense	88,321	66,547	154,490	124,921
Inventory step-up expense	7,091	—	8,002	—
Share-based compensation	3,144	1,288	5,080	3,977
Depreciation	57	90	172	418
Drug substance harmonization costs	—	—	—	290

Total of Non-GAAP adjustments	98,537	67,925	167,873	129,606

Non-GAAP gross profit	$730,090	$409,189	$1,041,464	$729,363

GAAP gross profit %	75.9%	73.7%	74.4%	73.3%
Non-GAAP gross profit %	87.7%	88.4%	88.6%	89.1%

GAAP cash provided by operating activities	$89,402	$99,601	$85,674	$37,008
Cash payments for acquisition/divestiture-related costs	56,042	—	120,234	(17)
Cash payments for restructuring and realignment costs	1,220	94	1,220	189
Cash payments for upfront, progress and milestone payments related to
license and collaboration agreement	—	—	3,000	—
Cash payments drug substance harmonization costs	—	290	—	290
Cash payments relating to refinancing activities	—	—	—	73

Non-GAAP operating cash flow	$146,664	$99,985	$210,128	$37,543

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited) - 2020

(in thousands)

Twelve Months Ended December 31,
2020
GAAP net income	$389,796
Depreciation	24,303
Amortization and step-up:
Intangible amortization expense	255,148
Inventory step-up expense	—
Interest expense, net (including amortization of debt discount and deferred financing costs)	59,616
Expense for income taxes	11,849

EBITDA	$740,712

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	49,196
Restructuring and realignment costs	(141)
Impairment of long-lived assets	1,713
Gain on sale of assets	(4,883)
Share-based compensation	146,627
Upfront, progress and milestone payments related to license and collaboration agreements	33,000
Fees related to refinancing activities	54
Loss on debt extinguishment	31,856
Drug substance harmonization costs	542

Total of other non-GAAP adjustments	257,964

Adjusted EBITDA	$998,676

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q2 2021
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$115.6	$(42.5)	(36.7)%	$158.1	$0.67
Non-GAAP adjustments	230.2	6.9		223.3

Non-GAAP	$345.8	$(35.6)	(10.3)%	$381.4	$1.62

	Q2 2020
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$3.0	$83.0	NM	$(80.0)	$(0.42)
Non-GAAP adjustments	174.4	10.6		163.8

Non-GAAP	$177.3	$93.6	52.8%	$83.8	$0.40

	YTD 2021
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$(55.5)	$(90.2)	162.7%	$34.8	$0.15
Non-GAAP adjustments	434.4	80.4		354.0

Non-GAAP	$378.9	$(9.9)	(2.6)%	$388.8	$1.66

	YTD 2020
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$(29.7)	$63.9	NM	$(93.6)	$(0.49)
Non-GAAP adjustments	302.5	41.8		260.6

Non-GAAP	$272.8	$105.8	38.8%	$167.0	$0.80

Horizon Therapeutics plc

Certain Income Statement Line Items- Non-GAAP Adjusted

For the Three Months Ended June 30, 2021

(Unaudited)

							Income Tax
		Research &	Selling, General	Gain on	Interest	Other	Benefit
	COGS	Development	& Administrative	Sale of asset	Expense	Expense, net	(Expense)
GAAP as reported	$(200,995)	$(139,834)	$(355,204)	$2,000	$(22,581)	$(262)	$42,484
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	(76)	—	30,701	—	—	(795)	—
Restructuring and realignment costs(2)	—	—	930	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	88,321	—	202	—	—	—	—
Inventory step-up expense(4)	7,091	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	1,467	—	—
Gain on sale of asset(6)	—	—	—	(2,000)
Share-based compensation(7)	3,144	12,160	39,120	—	—	—	—
Depreciation(8)	57	117	3,219	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(9)	—	46,500	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	(37,747)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	30,881

Total of non-GAAP adjustments	98,537	58,777	74,172	(2,000)	1,467	(795)	(6,866)

Non-GAAP	$(102,458)	$(81,057)	$(281,032)	$—	$(21,114)	$(1,057)	$35,618

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2020

(Unaudited)

							Income Tax
		Research &	Selling, General	Loss on Debt	Interest	Other	(Expense)
	COGS	Development	& Administrative	Extinguishment	Expense	Income, net	Benefit
GAAP as reported	$(121,515)	$(81,068)	$(222,332)	$(17,254)	$(18,571)	$632	$(82,964)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	47,328	(340)	—	—	115	—
Amortization and step-up:
Intangible amortization expense(3)	66,547	—	202	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	5,248	—	—
Impairment of long lived assets(12)	—	—	1,072	—	—	—	—
Share-based compensation(7)	1,288	2,552	23,217	—	—	—	—
Depreciation(8)	90	18	6,799	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(9)	—	3,000	—	—		—	—
Loss on debt extinguishment(13)	—	—	—	17,254	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	(25,797)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	15,210

Total of non-GAAP adjustments	67,925	52,898	30,950	17,254	5,248	115	(10,587)

Non-GAAP	$(53,590)	$(28,170)	$(191,382)	$—	$(13,323)	$747	$(93,551)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2021

(Unaudited)

								Income Tax
		Research &	Selling, General	Gain on	Impairment of	Interest	Other Income	Benefit
	COGS	Development	& Administrative	Sale of Asset	Long-lived assets	Expense	(Expense), net	(Expense)
GAAP as reported	$(301,363)	$(197,527)	$(687,196)	$2,000	$(12,371)	$(36,041)	$2,962	$90,235
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	129	3	79,885	—	—	—	(1,079)	—
Restructuring and realignment costs(2)	—	—	7,023	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	154,490	—	402	—	—	—	—	—
Inventory step-up expense(4)	8,002	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	—	2,240	—	—
Impairment of long lived assets(12)	—	—	—	—	12,371	—	—	—
Gain on sale of asset(6)	—	—	—	(2,000)	—	—	—	—
Share-based compensation(7)	5,080	17,776	92,734	—	—	—	—	—
Depreciation(8)	172	166	7,506	—	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(9)	—	49,500	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	—	(111,251)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	—	30,881

Total of non-GAAP adjustments	167,873	67,445	187,550	(2,000)	12,371	2,240	(1,079)	(80,370)

Non-GAAP	$(133,490)	$(130,082)	$(499,646)	$—	$—	$(33,801)	$1,883	$9,865

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2020

(Unaudited)

							Income Tax
		Research &	Selling, General	Loss on Debt	Interest	Other Income	(Expense)
	COGS	Development	& Administrative	Extinguishment	Expense	(Expense), net	Benefit
GAAP as reported	$(218,931)	$(108,277)	$(470,107)	$(17,254)	$(35,915)	1,074	$(63,938)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	47,328	(56)	—	—	(175)	—
Restructuring and realignment costs(2)	—	—	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	124,921	—	403	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	10,817		—
Impairment of long lived assets(12)	—	—	1,072	—	—	—	—
Share-based compensation(7)	3,977	8,928	70,573	—	—	—	—
Depreciation(8)	418	43	13,611	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(9)	—	3,000	—	—	—	—	—
Fees related to refinancing activities(14)	—	—	54	—	—	—	—
Loss on debt extinguishment(13)	—	—	—	17,254	—	—	—
Drug substance harmonization costs(15)	290	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	(57,059)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	15,210

Total of non-GAAP adjustments	129,606	59,299	85,657	17,254	10,817	(175)	(41,849)

Non-GAAP	$(89,325)	$(48,978)	$(384,450)	—	$(25,098)	$899	$(105,787)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS—NON-GAAP

1.

Represents transaction and integration costs, including, advisory, legal, consulting and certain employee-related costs, incurred in connection with our acquisitions and divestitures. Costs recovered from subleases of acquired facilities and reimbursed expenses incurred under transition arrangements for divestitures are also reflected in this line item. In addition, the three and six months ended June 30, 2020, amounts include the Curzion acquisition payment of $45.0 million, which was recorded as a research and development expense.

2.	Represents rent and maintenance charges for the leased Lake Forest office that we vacated in the first quarter of 2021.

3.

Intangible amortization expenses are associated with our intellectual property rights, developed technology and customer relationships related to TEPEZZA, KRYSTEXXA, RAVICTI, PROCYSBI, ACTIMMUNE, UPLIZNA, BUPHENYL, PENNSAID 2% and RAYOS.

4.

During the three and six months ended June 30, 2021, we recognized in cost of goods sold $7.1 million and $8.0 million, respectively, for inventory step-up expense related to UPLIZNA inventory revalued in connection with the Viela acquisition. Because inventory step-up expense is related to an acquisition, will not continue indefinitely and has a significant effect on our gross profit, gross margin percentage and net income (loss) for all affected periods, the Company excludes inventory step-up expense from its non-GAAP financial measures.

5.	Represents amortization of debt discount and deferred financing costs associated with our debt.

6.

During the six months ended June 30, 2021, gain on sale of asset represents a $2.0 million contingent consideration payment related to the sale of MIGERGOT in 2019. The contingent consideration payment was triggered during the second quarter of 2021 and it was received in July 2021.

7.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employee directors, and our employee share purchase plan.

8.	Represents depreciation expense related to our property, equipment, software and leasehold improvements.

9.

During the six months ended June 30, 2021, we recognized a $40.0 million upfront payment in relation to the agreement with Arrowhead, which was subsequently paid in July 2021. In addition, we recognized $6.5 million of milestone payments in relation to HZN-7734 and a $3.0 million progress payment with HemoShear Therapeutics, LLC, or HemoShear. The $3.0 million HemoShear progress payment was paid in the first quarter of 2021.

During the six months ended June 30, 2020, we recognized a $3.0 million progress payment in relation to the agreement with HemoShear, which was subsequently paid in July 2020.

10.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

11.

During the three months ended June 30, 2021, we recognized a U.S. federal and state tax liability on U.S. taxable income generated from an intercompany transfer and license of intellectual property from a U.S. subsidiary to and Irish subsidiary which was partially offset by the recognition of a deferred tax asset in the Irish subsidiary, resulting in a non-GAAP tax adjustment of $34.0 million. We also recognized $3.1 million of tax benefit relating to the release of a valuation allowance which was originally recognized on state net operating losses acquired through the acquisition of Viela. These state net operating losses are now utilizable, resulting in a non-GAAP tax adjustment of $3.1 million.

During the three months ended June 30, 2020, following the publication of the Anti-Hybrid Rules on April 8, 2020, we recorded a write off of a deferred tax asset related to certain interest expense accrued to a foreign related party during the year ended December 31, 2019 and recognized a corresponding one-time tax provision, resulting in a non-GAAP tax adjustment of $15.2 million.

12.	During the six months ended June 30, 2021, we recorded a right-of-use asset impairment charge of $12.4 million as a result of vacating the leased Lake Forest office.

During the three and six months ended June 30, 2020, we recorded an impairment charge of $1.1 million related to the Novato, California office lease, which was obtained through an acquisition.

13.

During the six months ended June 30, 2020, we recorded a loss on debt extinguishment of $17.3 million in the consolidated statements of comprehensive income (loss), which reflects the partial exchange of our Exchangeable Senior Notes.

14.	Represents arrangement and other fees relating to our refinancing activities.

15.

During the year ended December 31, 2016, we entered into a definitive agreement to acquire certain rights to interferon gamma-1b, marketed as IMUKIN in an estimated thirty countries primarily in Europe and the Middle East, or the IMUKIN purchase agreement. We already owned the rights to interferon gamma-1b marketed as ACTIMMUNE in the United States, Canada and Japan. In connection with the IMUKIN purchase agreement, we also committed to pay our contract manufacturer certain amounts related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance, or the harmonization program. At the time we entered into the IMUKIN purchase agreement and the harmonization program commitment was made, we had anticipated achieving certain benefits should the Phase 3 clinical trial evaluating ACTIMMUNE for the treatment of Friedreich’s ataxia, be successful. If the study had been successful and if U.S. marketing approval had subsequently been obtained, we had forecasted significant increases in demand for the medicine and the harmonization program would have resulted in significant benefits for us. Following our discontinuation of the Friedreich’s ataxia program, we determined that certain assets, including an upfront payment related to the IMUKIN purchase agreement, were impaired, and the costs under the harmonization program would no longer have benefit to us and should be expensed as incurred.